SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 27, 2010
Penson Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32878 (Commission File Number)	75-2896356 (IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)
Registrant’s telephone number, including area code 214-765-1100
Not Applicable (Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Penson Worldwide, Inc. (“Penson”) was held on May 27, 2010. At the meeting:
(1)	three persons were elected to serve as Class II Directors of Penson;

(2)	a proposal to authorize Penson’s directors, in their discretion, to issue Penson shares in full satisfaction of Penson’s payment obligations upon conversion of its currently outstanding convertible notes was approved; and

(3)	the selection of BDO Seidman, LLP to serve as the independent registered public accounting firm of Penson for fiscal year 2010 was ratified.
The final voting results for each proposal are set forth below:
Proposal 1
The individuals named below were elected to a three-year term as Class II Directors:

Nominee	For	Authority Withheld	Broker Non-Votes
Philip A. Pendergraft	18,030,084	279,306	4,340,337
David A. Reed	18,125,772	183,618	4,340,337
Thomas R. Johnson	18,118,125	191,265	4,340,337
The following directors’ terms of office as a director continued after the Annual Meeting of Stockholders:
James S. Dyer
Roger J. Engemoen, Jr.
David Johnson
David M. Kelly
Daniel P. Son
Proposal 2
The proposal to authorize Penson’s directors, in their discretion, to issue Penson shares in full satisfaction of Penson’s payment obligations upon conversion of its currently outstanding convertible notes was approved, with voting on the proposal as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,255,354	42,646	11,390	4,340,337
Proposal 3
The proposal to ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal year 2010 was approved, with voting on the proposal as follows:

Votes For	Votes Against	Abstentions
22,586,131	48,739	14,857

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.
Date: June 1, 2010	/s/ Philip A. Pendergraft
	Name:	Philip A. Pendergraft
	Title:	Chief Executive Officer